Designated Filer: Warburg Pincus Private Equity VIII, L.P.
Issuer and Ticker Symbol: Allos Therapeutics, Inc. [ALTH]
Date of Event Requiring Statement: September 5, 2012

Signatures

Dated: September 6, 2012	WARBURG PINCUS PARTNERS LLC

By:  Warburg Pincus & Co., its Managing Member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

Dated: September 6, 2012	WARBURG PINCUS & CO.

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

Dated: September 6, 2012	WARBURG PINCUS LLC

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Managing Director

Dated: September 6, 2012	CHARLES R. KAYE

By:  /s/ Scott A. Arenare
Name:  Charles R. Kaye
By:  Scott A. Arenare, Attorney-in-Fact*

Dated: September 6, 2012	JOSEPH P. LANDY

By:  /s/ Scott A. Arenare
Name:  Joseph P. Landy
By:  Scott A. Arenare, Attorney-in-Fact**
 ________________________________

 *Power of Attorney given by Mr. Kaye was previously filed with the United States Securities and Exchange Commission (the “SEC”) on March 2, 2006 as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

 **Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.